LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                             NEW ALBANY-INDIANA, LLC

            THIS LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") is entered into effective as of the 25th day of November, 2005, by and among those Persons who have executed this Agreement, and whose names and addresses are set forth in Schedule A annexed hereto, as Members.

            WHEREAS, New Albany-Indiana, LLC (the "Company") was organized in accordance with the Delaware Limited Liability Company Law (the "Law"), by the filing with the office of the Secretary of State of the State of Delaware on November 9, 2005 of a Certificate of Formation; and

            WHEREAS, the Members (as hereinafter defined) desire to establish their respective rights and obligations in connection with the ownership and operation of the Company.

            NOW, THEREFORE, to reflect the foregoing, the parties hereto agree as follows:

                                    ARTICLE 1
                                   THE COMPANY

            1.1 Formation. A Certificate of Formation under the Law (the "Certificate") was filed in the office of the Delaware Secretary of State on November 9, 2005. The Company shall execute such further documents (including amendments to the Certificate) and take such further action as shall be appropriate to comply with all requirements of law for the formation and operation of a limited liability company in the State of Delaware and all other counties and states where the Company may elect to do business.

            1.2 Name. The name of the Company shall be New Albany-Indiana, LLC, provided, however, that the business of the Company may be conducted under any other name designated by the Managing Member and, in such event, the Managing Member shall thereafter notify the Members of such name change.

            1.3 Purpose. The Company is formed for the object and purpose to acquire, own, operate, manage, lease, develop, and sell or otherwise dispose of, directly or indirectly, interests in oil and gas properties and wells (and property related to or used in connection with the foregoing), including, without limitation, the Properties (as hereinafter defined), and to engage in any other kind of lawful activity for profit related to the foregoing. This
Section 1.3 may not be amended without the written consent or approval of all of the Members.

            1.4 Place of Business; Registered Office. The principal place of business of the Company and the office of the Managing Member shall be established at Highway 250, Box 318, Bridgeport, Illinois, 62417 or at such other location as may be selected from time to time by the Managing Member. The Company may maintain such other offices or agents as the Managing Member deems advisable. The registered office of the Company in the State of Delaware shall be c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

            1.5 Fiscal Year. The fiscal year of the Company shall be the calendar year.

            1.6 Agent for Process. The Corporation Trust company, having an address at 1209 Orange Street, Wilmington, Delaware 19801, is hereby designated as the agent of the Company upon whom process in any action or proceeding against it may be served, and the address to which such agent shall mail a copy of any process served on it against the Company shall be Highway 250, Box 318, Bridgeport, Illinois, 62417, Attn: Benjamin W. Hulburt. CT Corporation Systems, having an address at 251 East Ohio Street Suite 1100 Indianapolis, IN 46204, is hereby designated as the agent of the Company upon whom process in any action or proceeding against it may be served in Indiana, and the address to which such agent shall mail a copy of any process served on it against the Company shall be Highway 250, Box 318, Bridgeport, Illinois, 62417, Attn: Benjamin W. Hulburt.

            1.7 Foreign Qualification. Prior to the Company's conducting business in any jurisdiction other than Delaware, the Company shall comply, to the extent procedures are available and those matters are reasonably within the control of the Company, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. The officers of the Company shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue, or terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

            1.8 No State Law Partnership. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and this Agreement may not be construed to suggest otherwise.

            1.9 Certificates. The Company shall have the authority, but no obligation, to issue certificates, in form and substance satisfactory to the Managing Member and in compliance with the Law, evidencing each Member's Membership Interest in the Company. Any such certificate shall bear such legends as the Managing Member may reasonably determine to be appropriate or as otherwise may be required by the Law.

                                    ARTICLE 2
                                   DEFINITIONS

            The following defined terms used in this Agreement shall have the respective meanings specified below.

            2.1 Affiliate. "Affiliate" shall mean (i) any person or entity directly or indirectly controlling, controlled by, or under common control with, another person or entity, (ii) a person or entity owning or controlling fifty percent (50%) or more of the outstanding voting securities of another entity,
(iii) any officer, director, partner, member or employee of any person or entity, and (iv) with respect to any officer, director, partner, member or employee of a person or entity, any other person or entity for which such person acts in any such capacity.


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

            2.2 Aurora. "Aurora" shall mean Aurora Energy, Ltd., a Nevada corporation.

            2.3 Bankruptcy. The "Bankruptcy" of a Member shall mean (i) the filing by a Member of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other federal or state insolvency law, (ii) the making by a Member of any assignment for the benefit of its creditors, or (iii) the expiration of sixty days after the filing of an involuntary petition under Title 11 of the United States Code, an application for the appointment of a receiver for the assets of a Member, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within such sixty-day period or immediately upon a Member's filing an answer consenting to or acquiescing in any such petition.

            2.4 Capital Account. "Capital Account" shall mean the account to be maintained by the Company for each Member in accordance with the following provisions:

            (a) a Member's Capital Account shall be increased by the Member's Capital Contributions, the amount of any Company liabilities assumed by the Member (or which are secured by Company property distributed to the Member), the Member's share of Profit and any item in the nature of income or gain specially allocated to the Member pursuant to the provisions of Article 5; and

            (b) a Member's Capital Account shall be decreased by the amount of money and the fair market value of any Company property distributed to the Member, the amount of any liabilities of the Member assumed by the Company (or which are secured by property contributed by the Member to the Company), the Member's share of Loss and any item in the nature of expenses or losses specially allocated to the Member pursuant to the provisions of Article 5.

            If the book value of Company property is adjusted pursuant to
Section 5.1(b)(i), the Capital Account of each Member shall be adjusted to reflect the aggregate adjustment in the same manner as if the Company had recognized gain or loss equal to the amount of such aggregate adjustment.

            2.5 Capital Contribution. "Capital Contribution" shall mean the fair market value of any contribution by a Member to the capital of the Company in cash or property. Such property shall not include the value of any promissory note for which the contributing Member is also the maker. In the event such promissory note is contributed, such Member's capital account shall be increased in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(d)(2).

            2.6 Certificate. "Certificate" shall have the meaning given to such term in Section 1.1.

            2.7 Code. "Code" shall mean the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any successor statute.

            2.8 Company. "Company" shall mean New Albany-Indiana, LLC.


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

            2.9 Economic Interest. "Economic Interest" shall mean a Person's right to share in the Profits and Losses of, and the right to receive distributions and allocations from, the Company.

            2.10 Economic Interest Percentage. "Economic Interest Percentage" shall mean, as to a Member, the percentage interest of such Member in residual Profits and Losses set forth after the Member's name on Schedule A, as amended from time to time, including, without limitation, to reflect changes in Economic Interest Percentage upon additional Capital Contributions in accordance with the provisions of Section 3.2 and, as to an assignee who is not a Member, the Economic Interest Percentage of the Member whose Economic Interest has been acquired by such assignee, to the extent the assignee has succeeded to that Member's Economic Interest.

            2.11 Fiscal Year. "Fiscal Year" shall mean the calendar year.

            2.12 Majority-In-Interest. "Majority-In-Interest" shall mean one or more Members having among them more than 50% of the Voting Interest of the Company.

            2.13 Managing Member. "Managing Member" shall mean Rex Energy Wabash, LLC.

            2.14 Members. "Member" shall mean each Person who or which executes a counterpart of this Agreement as a Member (including the Managing Member) and each person who or which may hereinafter become a Member or Managing Member of the Company.

            2.15 Membership Interest. "Membership Interest" shall mean a Member's aggregate rights in the Company, including, without limitation, the Company's (i) Economic Interest and (ii) Voting Interest.

            2.16 Net Cash Flow. "Net Cash Flow" shall have the meaning given to such term in Section 5.2.

            2.17 Person. "Person" shall mean any person, corporation, governmental authority, limited liability company, partnership, trust, unincorporated association or other entity.

            2.18 Pilot Program. "Pilot Program" shall have the meaning given to such term in Section 3.2(b).

            2.19 Profits and Losses. "Profits" and "Losses" shall mean, for any fiscal period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses will be added to taxable income or loss; and


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

                  (ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits and Losses will be subtracted from taxable income or loss.

            2.20 Properties. "Properties" shall mean any and all oil, gas and other mineral interests (and any tangible personal property, equipment or other property associated therewith) purchased by the Company pursuant to the Purchase Agreement.

            2.21 Purchase Agreement. "Purchase Agreement" shall mean the Purchase and Sale Agreement dated as of November 15, 2005 by and between the Company and Aurora Energy, Ltd.

            2.22 Transfer. "Transfer" shall mean when used as a noun, any gift, sale, hypothecation, mortgage, pledge, assignment, attachment, or other transfer, and, when used as a verb, means to gift, sell, hypothecate, pledge, assign, or otherwise transfer.

            2.23 Transferee. "Transferee" shall mean any Person to whom is Transferred a Membership Interest.

            2.24 Transferor. "Transferor" shall mean a Member who Transfers a Membership Interest.

            2.25 Treasury Regulations. "Treasury Regulations" shall mean all proposed, temporary and final regulations promulgated under the Code as from time to time in effect.

            2.26 Voting Interest. "Voting Interest" shall mean a Person's right to vote in matters coming before the Company and participate in the management of the Company.

            2.27 Voting Interest Percentage. "Voting Interest Percentage" shall mean, with respect to a particular Member, such Member's percentage of the aggregate Voting Interests, as set forth after the Member's name on Schedule A, as amended from time to time.

                                    ARTICLE 3
                              CAPITAL CONTRIBUTIONS

            3.1 The Members. The Members have contributed the amounts identified on Schedule A as Capital Contributions to the Company, and such contributions are reflected in such Members' Capital Accounts.

            3.2 Additional Contributions. The Members acknowledge and agree that the Managing Member, may, upon execution of this Agreement, issue demands for additional Capital Contributions to the Company for the purposes of:

            (a) The costs and expenses of the Company relating to the acquisition of the Properties by the Company pursuant to the terms and conditions of the Purchase Agreement, provided, however, that the aggregate amount of the Capital Contributions demanded for this purpose, together with the Capital Contributions contributed by the Members as shown on Exhibit A, shall not exceed $11,000,000.00, and;


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

            (b) The costs and expenses of the Company relating to the drilling of a ten well (10) pilot program on the Properties, not to exceed $4,500,000 in the aggregate (the "Pilot Program"), and;

            (c) Such other subsequent capital requests as provided for in paragraph 3.4 of this Agreement.

            If the Managing Member determines that a Capital Call is required, the Managing Member shall notify each Member of (i) the aggregate amount of additional Capital Contributions requested by the Managing Member (the "Capital Call Amount") and the reason(s) for which the capital is being called, (ii) the amount of such Member is required to contribute pursuant to the Capital Call (the "Capital Call Obligation") and (iii) the date (which date may be no earlier than the thirtieth (30th) day following the date of such notice) (the "Call Obligation Deadline") before which the Capital Call Obligation must be contributed to the Company. Each Member shall contribute to the Company, on or before the Call Obligation Deadline, his, her or its Capital Call Obligation. Immediately following the Call Obligation Deadline, the Economic Percentage Interests of each of the Members shall be adjusted so that each Member receives a Economic Percentage Interest determined by multiplying the total Economic Percentage Interest of all Members by a fraction, the numerator of which is each Member's aggregate Capital Contributions and the denominator of which is the sum of all Members' aggregate Capital Contributions.

            3.3 Default. If a Member does not contribute, on or before the Call Obligation Deadline, his, her or its Capital Call Obligation required to made pursuant to Section 3.2(a) or 3.2(b), the Managing Member may exercise, on notice to that Member (the "Delinquent Member"), one or more of the following remedies:

            (a) permit the other Members, in proportion to their Economic Percentage Interests or in such other percentages as they may agree (the "Contributing Partner(s)"), to advance the portion of the Delinquent Member's Capital Call Obligation that is in default with the following results:

                  (i) The sum so advanced shall constitute a Capital Contribution from the Contributing Member(s) to the Company.

                  (ii) The Economic Percentage Interests of all Members shall be adjusted effective as of the date such Capital Call Obligation was due to be made by the Delinquent Member with each Member's Economic Percentage Interest being determined by multiplying the total Economic Percentage Interest of all Members by a fraction, the numerator of which is each Member's aggregate Capital Contributions and the denominator of which is the sum of all Members' aggregate Capital Contributions; or

            (b) involuntarily withdraw the Delinquent Member from the Company (a "Delinquent Member Withdrawal") within thirty (30) days of notice to the Delinquent Member. The Delinquent Partner's Capital Contributions shall be thereafter be forfeited to the Company and shall constitute liquidated damages. Such liquidated damages shall be in lieu of any other remedies the Company may


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

have at law, in equity or otherwise. Upon the occurrence of a Delinquent Member Withdraw, the Economic Percentage Interests of all Members shall be adjusted effective as of the date the Capital Call Obligation was due to be made by the Delinquent Member with each Member's Economic Percentage Interest being determined by multiplying the total Economic Percentage Interest of all Members by a fraction, the numerator of which is each Member's aggregate Capital Contributions and the denominator of which is the sum of all Members' aggregate Capital Contributions.

            3.4 Proposals for Subsequent Drilling Operations. During the term of this Agreement, but after completion of the Pilot Program, any Member of the Company shall have the right to propose exploration or development of wells in any formation within the Area of Mutual Interest of which the Properties are or will be a part (the "AMI") to the Managing Member. In all cases, all such proposals shall be made for the development of 640 acres around a well, plus an additional one-half mile radius around such acreage. In the event any such proposal is made, the following conditions shall apply:

            (a) In the event that a Member proposes an area to develop well(s) within the AMI and the other Member(s) or the Managing Member decline to participate, the Managing Member shall, at the request of the proposing Member, cause the Company to sell its interest in the proposed development acreage to the proposing Member and the other electing Member(s) for their proportionate share at a gross cost of $80 per acre. The Managing Member shall cause the Company to propose such proposed development or exploration wells to Aurora Energy Ltd on behalf of the proposing and electing Members.

            (b) In the event that Aurora declines to participate in a proposed development, the Managing Member shall, at the request of the electing Members, cause the Company to purchase Aurora's proportionate share of the proposed development acreage at a gross cost of $80 per acre, and (i) in the event all Members of the Company have elected to participate in such proposed development, to make a Capital Call from all Members in proportion to the their Economic Percentage Interest in the Company and to cause the Company to acquire the acreage and subsequently implement the proposed development project, or (ii) in the event that any Member has elected not to participate, to sell such proposed development acreage to the electing Members directly in proportion to their Economic Percentage Interest in the Company at a gross cost of $80 per acre.

            (c) In the event Aurora proposes an area to develop within the AMI, the Managing Member shall distribute such proposal to all Members of the Company within five (5) days of its receipt from Aurora. Members of the Company shall have fifteen (15) days to notify the Managing Member that they elect to participate in the development proposal. In the event 100% of the Members of the Company elect to participate in the proposal, the Managing Member shall issue a Capital Call to the Members of the Company for their proportionate share of such proposed development, and shall notify Aurora of the Company's election to participate in the proposed development. In the event that less than 100% of the Members of the Company elect to participate in the proposed development, the Managing Member shall sell the proportionate share of such proposed development to the electing Members of the Company in proportion to their Economic Percentage Interests at a gross cost of $80 per acre.


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

            3.5 Withdrawal. Except as otherwise set forth herein, no Member shall have the right to withdraw from the Company or to demand a return of all or any part of its Capital Contribution during the existence of the Company. No interest shall be paid on Capital Contributions.

            3.6 Negative Capital Accounts. At no time during the existence of the Company or upon dissolution and liquidation of the Company shall a Member with a negative balance in his, her or its Capital Account have any obligation to the Company or the other Members to restore such negative balance, except (i) as may be required by law, or (ii) in respect of any negative balance resulting from a withdrawal of capital or dissolution in contravention of this Agreement.

            3.7 Advances by Members. If the Company does not have sufficient cash to pay its obligations, any Member that may agree to do so, with the consent of a Majority-In- Interest of the other Members, may advance all or part of the needed funds to or on behalf of the Company. An advance described in this
Section 3.7 constitutes a loan from the Member to the Company, shall bear interest per annum at the prime rate as stated in the Wall Street Journal from the date of the advance until the date of payment, and is not a Capital Contribution.

                                    ARTICLE 4
                               COSTS AND EXPENSES

            4.1 Operating Costs. The Company shall pay or cause to be paid all costs and expenses of the Company incurred by the Company in pursuing and conducting, or otherwise related to, the business of the Company.

            4.2 Reimbursement of Managing Member and Officers. The Company shall reimburse the Managing Member and the officers of the Company for any out-of-pocket costs and expenses incurred by them in pursuing and conducting, or otherwise related to, the business of the Company.

                                    ARTICLE 5
                          ALLOCATIONS AND DISTRIBUTIONS

            5.1 Allocations.

            (a) Allocation of Profits and Losses. Except as provided in subparagraphs (b) and (c) of this Section, all Profits and Losses for each Fiscal Year shall be allocated to Members in accordance with their respective Economic Interest Percentages.

            (b) Special Allocations. All capitalized terms used in this Section not otherwise defined in this Agreement shall have the meaning set forth in the Regulations promulgated pursuant to Section 704 of the Code. The following special allocations shall be made in the following order:

                  (i) Property Contributions. In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company or


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

revalued in accordance with Reg. 1.704-1(b)(2)(iv)(f) shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial fair market value. Any elections or decisions relating to such allocations shall be made by the Managing Member in any manner that reasonably reflects the purpose and intention of this Agreement.

                  (ii) Minimum Gain Chargeback. Except as otherwise provided in
Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 5.1, if there is a net decrease in Partnership Minimum Gain during any Adjustment Period, each Member shall be specially allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in an amount equal to such Member's share of the net decrease in Partnership Minimum Gain, determined in accordance with Section 1.704-2(g) of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 5.1(b)(ii) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

                  (iii) Partner Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 5.1, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any period, each Person who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with
Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Adjustment Period (and, if necessary, subsequent Adjustment Periods) in an amount equal to such Member's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 5.1(b)(iii) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

                  (iv) Qualified Income Offset. If any Member unexpectedly receives any adjustments, allocations, or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), Section 1.704-1(b)(2)(ii)(d)(5) or Section
1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Capital Account deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 5.1(d)(iv) shall be made only if and to the extent that such Member would have a Capital Account deficit after all other allocations provided for in this Section 5.1 have been tentatively made as if this Section 5.1(b)(iv) were not in the Agreement.

                  (v) Nonrecourse Deductions. Nonrecourse Deductions for any period shall be specially allocated among the Members in proportion to their Economic Interests.


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

                  (vi) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

                  (vii) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be
taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of his or her interests, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their Economic Interests in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

                  (viii) Extraordinary Transactions. Gain or loss arising from any disposition of the assets of the Company outside the ordinary course of the Company's business shall be allocated to as to reduce as much as possible the difference between the Members' respective percentages of the Company's total Capital Accounts and the Economic Interest Percentages of such Members. Such gain or loss shall be allocated to each Member to which this subparagraph (viii) applies in the same proportion as the difference with respect to such Members bears to the total differences with respect to all such Members. (ix) Compensation Income. If any Member is determined to recognize compensation income upon receipt of an Economic Interest, that Member will be allocated all corresponding items of Company deduction.

            (c) Compliance with Treasury Regulations. The provisions of this Agreement, as amended, relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and must be interpreted and applied in a manner consistent with such regulations. In the event the Managing Member shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such regulations, the Managing Member may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member upon the dissolution of the Company.

            (d) Allocation to Transferred Interests. Items of Profit, Loss, and credits allocated to an Economic Interest assigned during a Fiscal Year of the Company and distributions with respect thereto shall be allocated or distributed, as the case may be, to the person who was the holder of such Economic Interest during such fiscal year on the basis of an interim closing or closings of the Company's books or in any other proportion determined by the Managing Member to be required by the Code or advisable in light of positions (published or unpublished) taken or likely to be taken by the Internal Revenue Service.

            (e) No Section 754 Election. Notwithstanding any other provision of this Agreement, the Company shall not make an election under Section 754 of the Code.


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

            5.2 Distributions. The Managing Member shall cause the Company to distribute its Net Cash Flows, if any, within thirty (30) days of receipt by the Company to the Members in accordance with each Member's Economic Percentage Interests. For purposes of this Agreement, the term "Net Cash Flow" shall mean the excess, if any, of (a) cash received by the Company during the applicable period from operations, plus releases from reserves over (b) the sum of (i) all cash expenditures by the Company with respect to the Company's assets or business, and (ii) such reasonable additions to reserves for anticipated expenses, contingent or otherwise, in such amounts as the Managing Member, in its discretion, deems necessary.

            5.3 Special Distribution of the Assets In Kind. The Managing Member shall cause the Company to distribute its assets in kind to the Members in proportion to their Economic Percentage Interest in the Company and to wind up the affairs of the Company upon the earlier to occur of (i) the date which is two (2) years following the closing of the acquisition of the Properties pursuant to the Purchase Agreement or (ii) the completion the Pilot Program; provided, however, that the applicable of this Section 5.3 may be delayed to such later date or time as may be agreed upon by the unanimous vote or written consent of the Members.

            5.4 Allocation of Distributions. Distributions to Members shall be allocated among such Members as of the date of such distribution without regard to the length of time such Member has held such Economic Interest. All distributions by the Company upon its final liquidation and dissolution shall be made to the Members, pro rata in accordance with the balance in the Members' Capital Accounts, after adjustment to reflect all Profits and Losses for the Fiscal Year in which such liquidation occurs.

            5.5 Credit. For all income tax purposes, credits of the Company claimed for a Fiscal Year shall be allocated among the Members in the same manner as Losses are allocated among the Members pursuant to Section 5.1(a).

            5.6 Offset. The Company may offset all amounts owing to the Company by a Member against any distribution to be made to such Member.

            5.7 Limitation Upon Distributions. No distribution shall be declared and paid unless, after such distribution is made, the assets of the Company are in excess of all liabilities of the Company.

                                    ARTICLE 6
                                   MANAGEMENT

            6.1 Rights and Duties of Members. The Company is a "manager-managed" limited liability company under the Law which shall be managed by the Managing Member. Except as may hereafter be required or permitted by the Law or as specifically provided herein, the Members (other than the Managing Member) shall in such capacity take no part whatever in the control, management, direction or operation of the affairs of the Company and shall have no power to act for or bind the Company.

            6.2 Powers of the Managing Member.

            (a) The Managing Member shall have full and complete charge of all affairs of the Company, and the management and control of the Company's business shall rest exclusively with the Managing Member, subject to the terms and conditions of this Agreement. The Managing Member shall devote to the conduct of the business of the Company such time and attention as is reasonably necessary to accomplish the purposes, and to conduct the business, of the Company.

            (b) Subject to the limitations set forth in this Agreement, including but not limited to those limitations set forth in Section 6.3, the Managing Member shall perform or cause to be performed all management and operational functions relating to the business of the Company. Without limiting the generality of the foregoing, the Managing Member is authorized on behalf of the Company, without the consent of any other Member, to:

                  (i) invest and expend the capital and revenues of the Company in furtherance of the Company's business and pay, in accordance with the provisions of this Agreement, all expenses, debts and obligations of the Company to the extent that funds of the Company are available therefor;

                  (ii) to purchase, lease, rent, or otherwise acquire or obtain the use of office equipment, materials, supplies, and all other kinds and types of real or personal property, and to incur expenses for travel, telephone, telegraph and for such other things, services and facilities, as may be deemed necessary, convenient or advisable for carrying on the business of the Company;

                  (iii) make investments in United States government securities, securities of governmental agencies, commercial paper, insured money market funds, bankers' acceptances, certificates of deposit and other securities, pending disbursement of the Company funds or to provide a source from which to meet contingencies;

                  (iv) enter into agreements and contracts with any Person, and modify, supplement or terminate any such agreements, subject, however, to the provisions of Section 6.3 (xiii) of this Agreement;

                  (v) maintain, at the expense of the Company, adequate records and accounts of all operations and expenditures and furnish the Members with the reports of such records and accounts;

                  (vi) purchase, at the expense of the Company, liability, casualty, fire and other insurance and bonds to protect the Company's properties, business, Members and employees;

                  (vii) sell, lease, trade, exchange or otherwise dispose of all or any portion of the property or assets of the Company, subject, however, to the provisions of Section 6.3(xiv);

                  (viii) employ or retain, at the expense of the Company, consultants, accountants, attorneys, brokers, engineers, escrow agents and others and terminate such employment;

                  (ix) to appoint one or more officers of the Company as the Managing Member deems necessary, convenient or advisable in carrying out the businesses and purposes of the Company;

                  (x) execute and deliver purchase agreements, notes, leases, subleases, applications, transfer documents and other documents, agreements and instruments necessary or incidental to the conduct of the businesses and purposes of the Company;

                  (xi) permit an assignment of the Members' Interest in the Company and admit an assignee of the Members' Interest as a substituted Member in the Company, pursuant to and subject to the limitations of Article X hereof;

                  (xii) determine the accounting methods and conventions to be used in the preparation of the Returns (as defined in Section 7.1), and make any and all elections under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of items of income, gain, loss, deduction and credit of the Company, or any other method or procedure related to the preparation of the Returns;

                  (xiii) defend claims or litigation in the name of the Company, subject, however, to Section 6.3(xii) of this Agreement; and

                  (xiv) to take such other action and perform such other tasks as the Managing Member deems reasonably necessary, convenient or advisable in carrying out the purposes and businesses of the Company.

            The enumeration of powers in this Agreement shall not limit the general or implied powers of the Managing Member or any additional powers provided by law. By executing this Agreement, the Members shall be deemed to have consented to any exercise by the Managing Member of any of the foregoing powers. Any third party may rely on the signature of an officer of the Company as a valid exercise or execution of any of the foregoing powers of the Managing Member on behalf of the Company.

            6.3 Restrictions on the Managing Member's Authority.

            (a) Unless otherwise provided for in this Agreement, the Managing Member may not, without the approval, written consent or ratification of the specific act by Members holding at least a Majority-In-Interest (which calculation shall include the Voting Interest of the Managing Member), given in this Agreement or given by other written instrument executed and delivered by the Members subsequent to the date of this Agreement, do any of the following:

                  (i) any act in contravention of this Agreement or the Certificate of Formation;

                  (ii) any act which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

                  (iii) the engagement of the Company in any business other than the ones specified in this Agreement;

                  (iv) the sale, lease or exchange, other than in the ordinary course of business, of substantially all of the assets of the Company;

                  (v) the filing of a voluntary petition or otherwise initiating proceedings to have the Company adjudicated bankrupt or insolvent, or consenting to the institution of bankruptcy or insolvency proceedings against the Company, or the filing of a petition seeking or consenting to reorganization or relief of the Company as debtor under any applicable federal or state law relating to bankruptcy, insolvency, or other relief for debtors with respect to the Company; or the seeking or consenting to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of the Company or of all or any substantial part of the properties and assets of the of the Company, or the admitting in writing the inability of the Company to pay its debts generally as they become due or declare or effect a moratorium on the Company debt or the taking of any action in furtherance of any such action;

                  (vi) the merging or consolidating of the Company with any Member or other Person or entity,

                  (vii) the conversion of the Company to a partnership, limited partnership, corporation or other entity;

                  (viii) the borrowing of funds on behalf of the Company, and, in connection therewith, the issuance of notes, debentures and other debt securities, and mortgaging, pledging, or encumbering of the assets of the Company in an amount in excess of $100,000;

                  (ix) the guaranteeing in the name or on behalf of the Company of the payment of money or the performance of any contract or other obligation of any other Person, except for responsibilities customarily assumed under operating agreements or hedging contracts considered standard in the industry;

                  (x) the making of any one expenditure of the Company funds in excess of $100,000, except for any expenditure required under the terms or conditions of the Purchase Agreement and any document or instrument contemplated thereby;

                  (xi) the loaning of any Company funds to a Member or any of its Affiliates;

                  (xii) the initiation of litigation or claims in the name of the Company or the dismissal or settlement of any litigation or claims in the name of the Company;

                  (xiii) the entering into of any agreement or contract with any Person obligating the payment by the Company, or providing for the receipt by the Company, of more than $100,000, or the modification or termination of any such agreements; or

                  (xiv) the sale, lease, trade, exchange or other disposition of all or any portion of the property or assets of the Company in a transaction or series of related transactions of an aggregate value in excess of $100,000.

            6.4 Officers.

            (a) The Managing Member may, from time to time, designate one or more persons to be an officer of the Company. Any officer so designated shall have such authority and perform such duties on behalf of the Company as the Managing Member may, from time to time, delegate to them subject to the limitations set forth in the Law or this Agreement. The Managing Member may assign titles to particular officers.

            (b) No officer need be a resident of the State of Delaware or a Member. Each officer shall hold his office until his successor shall be duly designated and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person. Except as provided in Section 4.2, no officer shall receive a salary or other compensation from the Company without the prior written consent of the Majority-In-Interest of the Members.

            (c) Any officer may resign as such at any time. Such resignation may be made in writing and shall take effect at the time specified therein, or if no time is specified, upon receipt by the Managing Member. Acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Managing Member at any time when, in the Managing Member's judgment, the best interest of the Company will be served by the officer's removal. Any vacancy occurring in any office of the Company may be filled by the Managing Member.

            6.5 Initial Officers. The following person shall serve as the initial officers of the Company in the positions indicated below until his successor is duly designated and qualified, or until his death, resignation or removal:

            Lance T. Shaner           Chairman
            Thomas F. Shields         Chief Executive Officer
            Benjamin W. Hulburt       President
            Thomas C. Stabley         Vice President, Treasurer and Chief
                                      Financial Officer
            Christopher K. Hulburt    Vice President and Secretary
            Michael J. Carlson        Vice President
            Jack Shawver              Vice President

            6.6 Exculpation. The Managing Member and the officers of the Company shall not be liable, in damages or otherwise, to the Company or to any of the Members for any act or omission performed or omitted by a the Managing Member or officer pursuant to the authority granted by this Agreement, except if such act or omission results from willful misconduct, bad faith, malfeasance or fraud. The Company shall indemnify, defend and hold harmless the Managing Member and the officers of the Company from and against any and all claims or liabilities of any nature whatsoever, including reasonable attorneys' fees, arising out of or in connection with any action taken or omitted by them pursuant to the authority granted by this Agreement, except where attributable to the willful misconduct, bad faith, malfeasance or fraud of a Managing Member or such officer. The Managing Member and the officers of the Company shall be entitled to rely on the advice of counsel, accountants or other independent experts experienced in the matter at issue, and any act or omission of the Managing Member or an officer of the Company pursuant to such advice shall in no event subject them to liability to the Company or any Member. The Company shall advance funds to the Managing Member or any officer of the Company for the costs of defending any claim upon receipt of an undertaking from the Managing Member or officer to repay such amounts to the Company upon any judicial determination that the Managing Member or officer is not entitled to indemnification under this Section 6.6.

            6.7 Other Activities. Any Member (including the Managing Member) or its Affiliates may engage in or possess an interest in other business ventures of any nature or description, independently or with others, whether presently existing or hereafter created and neither the Company nor any Member or its Affiliates shall have any rights in or to such independent ventures or the income or profits deprived therefrom.

            6.8 Transactions with Affiliates. This Agreement shall not preclude transactions between the Company and its Members, the Managing Member and/or an Affiliate of a Member or the Managing Member, acting in and for its own account, provided that any services performed by such Member, the Managing Member or any of their Affiliates are services that the Managing Member reasonably believes, at the time of requesting such services, to be in the best interests of the Company, and provided that the rate of compensation to be paid for any such services shall be commercially reasonable and shall not exceed amounts which would have been paid in an arms-length transaction to an independent third party similar in size, stature and commercial experience.

            6.9 Power of Attorney. Each Member hereby appoints the Managing Member (and any liquidator pursuant to Section 11.3) as that Member's attorneys-in-fact for the purpose of executing, acknowledging, and delivering all certificates, documents, and other instruments as may be necessary, appropriate, or advisable in the judgment of the Managing Member (or the liquidator) in furtherance of the business of the Company or complying with applicable law. On request by the Managing Member (or the liquidator), a Member shall confirm its grant of this power of attorney or any use thereof by the Managing Member (or the liquidator) and shall execute, acknowledge, and deliver any such certificate, document, or other instrument.

                                    ARTICLE 7
                                      TAXES

            7.1 Tax Returns. The Managing Member of the Company shall cause to be prepared and filed all necessary federal, state and local income tax returns for the Company (the "Returns"). The Managing Member is designated as the Tax Matters Partner as defined in Section 6231(a)(7) of the Code with respect to operations conducted by the Company.

            7.2 Tax Status of the Company. The Managing Member and the Members covenant and agree to use their reasonable best efforts to establish and maintain the classification of the Company as a partnership for federal income tax purposes.

                                    ARTICLE 8
                                  COMPENSATION

            8.1 Fees. Except as expressly authorized by a Majority-In-Interest of the Members, the Managing Member will not receive any fees or other compensation (except as contemplated by Article 4) from the Company solely for its service as the Managing Member.

                                    ARTICLE 9
                                    ACCOUNTS

            9.1 Books. The officers of the Company, as selected by the Managing Member, shall maintain complete and accurate books of account of the Company's affairs at the Company's principal offices, including a list of the names and addresses of all Members and the interest held by each Member. Each Member and its accountants, lawyers and agents shall have the right to inspect the Company's books and records (including the list of the names and addresses of Members) during reasonable business hours at the offices of the Company.

            9.2 Members' Accounts. Separate Capital Accounts shall be maintained for each Member.

            9.3 Reports and Returns. Within 120 days of the end of each Fiscal Year, each Member shall be provided with an information letter containing all information concerning the Company necessary for the preparation of the Member's income tax return(s).

            9.4 Bank Account. The officers of the Company, as selected by the Managing Member, shall establish and maintain a separate bank account in the name of the Company. All funds of the Company shall be deposited and maintained in said account.

                                   ARTICLE 10
                                    TRANSFERS

            10.1 Transfer of Membership Interest. No Member may Transfer his, her, or its Membership Interest or Economic Interest to another Person except as set forth in this Agreement. A Transfer of Membership Interest or Economic Interest may not be effected unless:

            (a) the Transfer is approved by a Majority-In-Interest of the Members, provided, however, that Rex Energy Operating Corp. may transfer all or any portion of its Membership Interest or Economic Interest to any of its Affiliates without the approval of the Members;

            (b) the Transfer of such Interest complies with (as may be determined in good faith by the Managing Member) any and all terms and conditions of this Agreement;

            (c) a duly executed and acknowledged written instrument of assignment in form satisfactory to the Managing Member is filed with the Company;

            (d) the Transferee consents in writing, in form satisfactory to the Managing Member, to be bound by the terms of this Agreement as if he, she, or it were the Transferor;

            (e) the Transferor and the Transferee execute and acknowledge other instruments, in form and substance satisfactory to the Managing Member, as the Managing Member may deem necessary or desirable to effect the substitution;

            (f) the Transfer will not jeopardize the status of the Company as an entity taxed as a partnership for federal income tax purposes, cause a termination of the Company for the purposes of the then applicable provisions of the Code, or violate or cause the Company to violate any applicable law or governmental rule or Treasury Regulation, including without limitation, any applicable federal or state securities law;

            (g) if requested by the Managing Member, an opinion from counsel to the assignee (which counsel and opinion must be satisfactory to counsel for the Company) is furnished to the Company stating that, in the opinion of the counsel, the Transfer would not jeopardize the status of the Company as a partnership for federal income tax purposes, or cause a termination of the Company for the purposes of the then applicable provisions of the Code, or violate, or cause the Company to violate any applicable law or governmental rule or Treasury Regulation, including without limitation, any applicable federal or state securities law or cause the Company to be subject to any reporting requirements of any applicable federal or state securities law; and

            (h) each Transferor agrees to pay, prior to the time the Managing Member consents to a Transfer of such Interest in the Company, all reasonable expenses, including attorneys fees, incurred by the Company in connection with the Transfer.

            10.2 Transferee's Rights.

            (a) Any purported Transfer of a Membership Interest or an Economic Interest in the Company that is not in compliance with this Agreement is hereby declared to be null and void and of no force and effect whatsoever. Any Person acquiring a Membership Interest in a manner that is not in compliance with this Agreement shall not become a Member.

            (b) The "effective date" of a Transfer of a Membership Interest or an Economic Interest in the Company is the day next following receipt by the Managing Member of written notice of Transfer and fulfillment of all conditions precedent to the Transfer provided for in this Agreement.

            10.3 Satisfactory Written Assignment Required. Anything herein to the contrary notwithstanding, both the Company and the Managing Member will be entitled to treat the Transferor of a Membership Interest or an Economic Interest in the Company as the absolute owner thereof in all respects, and will incur no liability for distributions made in good faith to him or her, until a written assignment that conforms to the requirements of this Agreement has been received by, accepted and recorded on the books of the Company.

            10.4 Substituted Member. Upon compliance with the requirements of
Section 10.1, the Transferee of any Membership Interest (but not an Economic Interest) in the Company will become a substituted Member in place of his or her Transferor. The Transferee then will acquire the entire Membership Interest assigned, including, without limitation, the Voting Interest held by the Transferor. By executing this Agreement, each Member is deemed to have consented to any substitution of a Transferee in the place of a Transferor upon compliance with Article 10 of this Agreement.

            10.5 Death, Bankruptcy or Incapacity of a Member. Subject to the terms of this Agreement, the death, Bankruptcy or adjudicated incompetency of a Member will not cause a dissolution of the Company, but the rights of the Member to share in the Profits and Losses of the Company, to receive distributions and to Transfer his or her Membership Interest in the Company pursuant to Section
10.1 or cause the substitution of a substitute Member pursuant to Section 10.4, on the happening of one of these events, devolve on his or her successor, executor, administrator, guardian or other legal representative for the purpose of settling his or her estate or administering his or her property, or in the event of the death of one whose Membership Interest is held in joint tenancy, pass to the surviving joint tenant, subject to the terms and conditions of this Agreement, and the Company will continue as a limited liability company. The estate of the Member is liable for all the obligations of the deceased, Bankrupt or incapacitated Member.

                                   ARTICLE 11
                                   DISSOLUTION

            11.1 Events of Dissolution. The Company shall dissolve and its affairs shall be wound up upon the first to occur of the following:

            (a) the sale, exchange or other disposition by the Company of all or substantially all of the Company's assets;

            (b) upon the earlier of (i) two (2) years following the closing of the acquisition of the Properties by the Company pursuant to the Purchase Agreement or (ii) the completion of the Pilot Program; provided, however that the application of this Section 11.1(b) may be delayed to such time as one hundred percent (100%) of the vote or consent of the Members may elect; or

            (c) at any time, with the approval or written consent of Members holding an aggregate of sixty-seven percent (67%) of the Voting Interest Percentage of the Members.

            11.2 Final Accounting. Upon the dissolution of the Company, a proper accounting shall be made from the date of the last previous accounting to the date of dissolution.

            11.3 Liquidation. Upon the dissolution of the Company, an officer of the Company, as selected by the Managing Member, shall act as liquidator to wind up the affairs of the Company. The liquidator shall have full power and authority to sell, assign and encumber any or all of the Company's assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner. All proceeds from liquidation shall be distributed in the following order of priority: (i) to the payment of the debts and liabilities of the Company and expenses of liquidation, (ii) to the setting up of such reserves as the liquidator may reasonably deem necessary for any contingent liability of the Company, and (iii) the balance to the Members in accordance with Section 5.2(c).

            11.4 Distribution in Kind. If the liquidator shall determine that a portion of the Company's assets should be distributed in kind to the Members, such distribution shall be made pursuant to Section 5.3 of this Agreement.

            11.5 Cancellation of Certificate. Upon the completion of the distribution of Company assets as provided in Section 11.3 and 11.4, the Company shall be terminated and the person acting as liquidator shall cause the cancellation of the Certificate and shall take such other actions as may be necessary or appropriate to terminate the Company.

                                   ARTICLE 12
                             MEETINGS OF THE MEMBERS

            12.1 Meetings. Meetings of Members, for any purpose, may be called by the Managing Member, and shall be called by the Managing Member upon receipt of a request in writing signed by any Member. Such request shall state the purpose or purposes of the proposed meeting and the business to be transacted. Such meetings shall be held at the principal office of the Company, or at such other place as may be designated by the Managing Member. Notice of any such meeting shall be delivered to all Members in the manner prescribed in Article 13 within 10 days after receipt of such request and not fewer than 15 days nor more than 60 days before the date of such meeting. The notice shall state the place, date, hour and purpose or purposes of the meeting. At each meeting of the Members, the Members present or represented by proxy shall adopt such rules for the conduct of such meeting as they shall deem appropriate. The expenses of any such meeting, including the cost of providing notice thereof, shall be borne by the Company.

            12.2 Proxy. Each Member may authorize any person or persons to act for him by proxy in all matters in which a Member is entitled to participate. Every proxy must be signed by the Member or his or her attorney-in-fact. No proxy shall be valid after the expiration of six months from the date thereof. Every proxy shall be revocable by the Member executing it.

            12.3 Written Consents. Whenever Members are required or permitted to take any action by vote or at a meeting, such action may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action so taken is signed by the Members whose Voting Interest Percentages aggregate at least the minimum level that would be necessary to authorize or take such action by vote or at a meeting. Notice of any action so taken by written consent shall be given by the Managing Member to all Members who have not so consented, in the manner prescribed in Article 13, promptly after the taking of such action.

            12.4 Manner of Acting. The vote or written consent of Members whose Voting Percentages aggregates to a Majority-In-Interest will be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by law, the Certificate or this Agreement.

                                   ARTICLE 13
                                     NOTICES

            13.1 Method for Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing and must be given either (i) by depositing that writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested, (ii) by delivering that writing to the recipient in person, (iii) by reputable overnight courier service or (iv) by facsimile; and a notice, request, or consent given under this Agreement is effective on receipt by the Person to receive it. All notices, requests, and consents to be sent to a Member must be sent to or made at the addresses given for that Member on Schedule A, or such other address as that Member may specify by notice to the Managing Member and the other Members. Whenever any notice is required to be given by law, the Certificate of Formation or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

            13.2 Routine Communications. Notwithstanding the provisions of
Section 13.1, routine communications such as distribution checks or financial statements of the Company may be sent by first-class mail, postage prepaid, via facsimile, or by other electronic communications, as circumstances reasonably permit.

            13.3 Computation of Time. In computing any period of time under this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or legal holiday.

            13.4 Communications Pursuant to the Purchase Agreement. The Managing Member shall promptly provide the Members with copies of any notices or other communications sent or received by the Managing Member which are permitted or required by the terms of the Purchase Agreement.

                                   ARTICLE 14
                             AMENDMENTS TO AGREEMENT

            Amendments to this Agreement which are of an inconsequential nature and do not affect the rights of the Members in any material respect, or which are contemplated by this Agreement, may be made by the Managing Member without the approval or written consent of the Members. Any other amendments only shall be made upon the approval or written consent of sixty-seven percent (67%) of the Voting Interest Percentage of the Members. Notwithstanding anything to the contrary contained in the foregoing and except where approval of the Members is specifically provided for elsewhere in this Agreement, without the approval or written consent of each Member, no amendment shall cause the Company to become a general partnership, alter the liability of the Members, alter the Members' Economic Percentage Interest in Profits and Losses or distributions or alter the provisions of this Article 14. The Managing Member shall give written notice, in accordance with Section 13.1 hereof, to the Members promptly after any amendment has become effective, other than amendments solely for the purposes of the admission of substitute Members.

                                   ARTICLE 15
                               GENERAL PROVISIONS

            15.1 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter, and supersedes any prior agreement or understanding among the parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to confer upon any Person any rights, remedies, obligations or liabilities under or by reason of this Agreement.

            15.2 Waiver. Except as provided otherwise herein, no rights under this Agreement may be waived except by an instrument in writing signed by the party sought to be charged with such waiver.

            15.3 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflicts of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, or otherwise relating to, this Agreement shall be brought in the courts of the State of Delaware, and each of the parties, for itself, its shareholders and its members, hereby submits to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in this Section 15.3 may be served anywhere in the world, whether within or without the State of Delaware, by personal service or by overnight delivery service to the address herein provided for notices.

            15.4 Binding Effect. Except as provided otherwise herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

            15.5 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts of the signature pages, each of which shall be considered an original. Any party may execute this Agreement by facsimile signature and the other parties shall be entitled to rely on such facsimile signature as evidence that this Agreement has been duly executed by such party. Any party executing this Agreement by facsimile signature shall immediately forward to the other parties an original signature page by overnight mail.

            15.6 Separability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            15.7 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            15.8 Gender and Number. Whenever required by the context hereof, the singular shall include the plural and the plural shall include the singular. The masculine gender shall include the feminine and neuter genders.

            15.9 Taxable Year. The Company shall elect the calendar year as its taxable year for federal income tax purposes. Each Member acquiring an interest of 5% or more in Company capital or Profits must have elected properly to use the calendar year as its taxable year for federal income tax purposes unless this requirement is waived by the Managing Member, in its sole discretion. The Managing Member will not waive this requirement without first obtaining an opinion of counsel that the admission of such a Member would not jeopardize the Company's ability to use the calendar year as its taxable year for federal income tax purposes.

            15.10 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

            15.11 Purchase Agreement Paramount. If and to the extent that any of the provisions of this Agreement conflict with or are otherwise inconsistent with the Purchase Agreement, the provisions of the Purchase Agreement shall prevail. Nothing herein shall be deemed to amend or modify the terms of the Purchase Agreement.

        [Remainder of Page Intentionally Left Blank. Signatures Follow.]

            IN WITNESS WHEREOF the parties hereto have executed this Agreement, to be effective as of the day and year first above written.

                                                  Managing Member:

                                                  REX ENERGY WABASH, LLC


                                                  By: /s/ Benjamin W. Hulburt
                                                      --------------------------
                                                      Name:  Benjamin W. Hulburt
                                                      Title: President

                                                  Members:

                                                  COLLEGE OAK INVESTMENTS, INC.


                                                  By: /s/ Carey G. Birmingham
                                                      --------------------------
                                                      Name:  Carey G. Birmingham
                                                      Title: President

                                                  REX ENERGY OPERATING CORP.


                                                  By: /s/ Benjamin W. Hulburt
                                                      --------------------------
                                                      Name:  Benjamin W. Hulburt
                                                      Title: President

                             NEW ALBANY-INDIANA, LLC

                                   SCHEDULE A

====================================================================================================================
                                                                               VOTING                  ECONOMIC
                NAME AND                           CAPITAL                    INTEREST                 INTEREST
                ADDRESS                          CONTRIBUTION                PERCENTAGE               PERCENTAGE
--------------------------------------------------------------------------------------------------------------------
Managing Member:
--------------------------------------------------------------------------------------------------------------------
REX ENERGY WABASH, LLC                            $35,000.00                     1%                       1%
1965 Waddle Road
State College, PA 16803
Fax:  814-278-7286
--------------------------------------------------------------------------------------------------------------------

Members:
--------------------------------------------------------------------------------------------------------------------
REX ENERGY OPERATING CORP.                      $1,715,000.00                   49%                       49%
1965 Waddle Road
State College, PA, 16803
Fax:  814-278-7286
--------------------------------------------------------------------------------------------------------------------
COLLEGE OAK INVESTMENTS, INC.                   $1,750,000.00                   50%                       50%
37 Franklin Street
Westport, Connecticut 06880

With copies of notices to:

Eaton & Van Winkle
Attn:  Mathew S. Cohen
3 park Avenue - 16th Floor
New York, New York 10016
Fax: 212-779-9928
====================================================================================================================